UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015 (February 20, 2015)

LinnCo, LLC

(Exact name of registrant as specified in its charters)

Delaware	001-35695	45-5166623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2015, LinnCo, LLC (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC (collectively, the “Managers”). Pursuant to the terms of the Distribution Agreement, the Company may issue and sell from time to time through the Managers, as the Company’s sales agents, common shares representing limited liability company interests in the Company (the “Shares”) having an aggregate offering price of up to $500 million. Sales of the Shares, if any, made under the Distribution Agreement will be made by means of ordinary brokers’ transactions, through the facilities of The NASDAQ Global Select Market, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions, or as otherwise agreed upon by the Managers and the Company. The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-202217) (the “Registration Statement”) of the Company and Linn Energy, LLC (“LINN”), as supplemented by the Prospectus Supplement dated February 20, 2015 relating to the sale of the Shares, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act on February 20, 2015.

The Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Managers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company expects to use the net proceeds from any sale of the Shares to purchase from LINN, a number of units representing limited liability company interests in LINN (“LINN Units”) equal to the number of Shares sold pursuant to the Distribution Agreement. LINN will use the proceeds that it receives from the sale of LINN Units for general corporate purposes, which may include, among other things, capital expenditures, acquisitions and the repayment of debt. Affiliates of each of the Managers are lenders under LINN’s existing credit facilities. If LINN uses any proceeds from the sale of LINN Units to repay borrowings under its existing credit facilities, such affiliates will receive a portion of such proceeds.

The summary of the Distribution Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein and into the Registration Statement by reference. Legal opinions relating to the Shares are included as Exhibits 5.1 and 8.1 hereto and incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Equity Distribution Agreement, dated February 20, 2015, between LinnCo, LLC and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

5.1	Opinion of Baker Botts L.L.P. relating to the legality of the Shares.

8.1	Opinion of Baker Botts L.L.P. regarding tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINNCO, LLC

Date: February 20, 2015	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary